Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 with file number 333-238848 of Clarivate Plc of our report dated May 13, 2020, with respect to the combined financial statements of DRG Holdco Inc and its subsidiaries, DRG Analytics & Insights Private Limited and the following subsidiaries/branch of PEL-DRG Dutch Holdco B.V. i.e. Millennium Research Group Inc.; Decision Resources Group UK Limited and its subsidiaries; DRG Singapore Pte. Ltd and Japan branch, which comprise the combined balance sheets as at December 31, 2019 and December 31, 2018 and the related combined statements of comprehensive loss, changes in the stockholder’s equity and cash flows for the years ended December 31, 2019 and December 31, 2018, and the related notes to the combined financial statements, which appear in Clarivate Plc’s current report on Form 8-K filed May 14, 2020, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KNAV P.A.
Atlanta, GA
June 19, 2020

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